Exhibit 2.33

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:05 PM 09/29/2021
FILED 05:05 PM 09/29/2021
SR 20213380876 - File Number 6271121

STATE OF DELAWARE
CERTIFICATE OF REGISTERED SERIES OF LIMITED LIABILITY COMPANY

The undersigned authorized person, desiring to form a registered series of a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is Landa App LLC.

2. The name of the registered series is Landa App LLC - 8652 Ashley Way Douglasville GA LLC.

By: *Yishai Cohen*
Authorized Person

Name: Yishai Cohen
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